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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement of W.H. Brady Co. on Form S-3 (File No. 333-______) of our report dated September 1, 1995, on our audits of the consolidated financial statements of Varitronic Systems, Inc. as of July 31, 1995 and 1994 and for the years ended July 31, 1995, 1994, and 1993, which report is incorporated by reference in the Current Report on Form 8-K of W.H. Brady Co. filed on April 18, 1996.
We also consent to the reference to our Firm under the captions "Recent Developments - Summary Consolidated Financial Information of Varitronic Systems, Inc." and "Experts."





                                                      Coopers & Lybrand L.L.P.




Minneapolis, Minnesota
May 21, 1996